Exhibit 10.12

FREESCALE HOLDINGS L.P.

FORM OF AWARD AGREEMENT

THIS MANAGEMENT EQUITY AWARD AGREEMENT (“Agreement”) is made as of December 1, 2006 (the “Date of Grant”) by and between Freescale Holdings L.P., a Cayman Islands limited partnership (the “Partnership”) and              (the “Participant”).

RECITALS:

WHEREAS, the Partnership has adopted the Freescale Holdings L.P. 2006 Interest Plan (the “Plan”), a copy of which is attached hereto as Exhibit B. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, in connection with the Participant’s Employment by the Company, the Partnership intends concurrently herewith to (i) allow the Participant to become a party to the LP Agreement and (ii) subscribe for a number of Class B Interests set forth below (the “Award”). Upon vesting in accordance with this Agreement, Unvested Interests shall automatically convert to Vested Interests for purposes of the LP Agreement and the Investors Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Award of Interests. Subject to the terms and conditions hereof and subject to the execution by the Participant of the LP Agreement and the Investors Agreement, the Partnership hereby allows the Participant to become a party to the LP Agreement as a Limited Partner having              Class B Interests and awards such Interests to the Participant, and the Participant accepts such Interests from the Partnership.

2. Vesting Schedule.

(a) General. Subject to the Participant’s continued Employment with the Company or as otherwise provided in Section 3 below, the Award shall vest with respect to twenty-five percent (25%) of the Interests initially covered by the Award on each of the first, second, third and fourth anniversaries of the Date of Grant.

(b) Change of Control. Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change of Control, all Unvested Interests shall become Vested Interests.

3. Termination of Employment.

(a) General. If the Participant’s Employment is terminated for any reason, any Unvested Interests shall (after giving effect to the provisions of Section 2(b) and this Section 3) terminate upon such termination of Employment.

(b) For Cause. The Award (including any Vested Interests and Unvested Interests) shall terminate upon the Participant’s termination of Employment for Cause.

(c) Without Cause or for Good Reason. Upon the Participant’s termination of Employment by the Company without Cause or by the Participant for Good Reason, a number of Interests equal to the number of Interests subject to the Award (if any) that would have become Vested Interests on the next anniversary of the Date of Grant if the Participant had remained employed until such date (the “Subsequent Tranche”), multiplied by a fraction, the numerator of which equals the number of days elapsed from the vesting date immediately preceding termination of the Participant’s Employment through the Participant’s termination of Employment and the denominator of which equals 365, shall become Vested Interests, plus, if so determined in the sole discretion of the Chief Executive Officer of the Company, the Subsequent Tranche; subject in all circumstances to the maximum of the total number of Interests subject to the Award as of the date of such termination of Employment. Any Interests that remain Unvested Interests after giving effect to the above provisions of this Section 3(c) shall terminate immediately effective as of the termination of the Participant’s Employment.

(d) Death. Upon the Participant’s termination of Employment due to death, a number of Interests equal to the number of Interests subject to the Award (if any) that would have vested on the Subsequent Tranche if the Participant had remained employed until such date, multiplied by a fraction, the numerator of which equals the number of days elapsed from the vesting date immediately preceding termination of the Participant’s Employment through the Participant’s termination of Employment and the denominator of which equals 365, shall become Vested Interests, plus, two Subsequent Tranches shall become Vested Interests; subject in all circumstances to the maximum of the total number of Interests subject to the Award as of the date of such termination of Employment. Any Interests that remain Unvested Interests after giving effect to the above provisions of this Section 3(d) shall terminate immediately effective as of the termination of the Participant’s Employment.

(e) Disability. Upon the Participant’s termination of Employment due to Disability, all Interests subject the Award shall become Vested Interests.

(f) Retirement. Upon the Participant’s termination of Employment due to Retirement and solely to the extent so determined by the Company’s Chief Executive Officer, a number of Interests equal to the Subsequent Tranche multiplied by a fraction, the numerator of which equals the number of days elapsed from the vesting date immediately preceding termination of the Participant’s Employment through the Participant’s termination of Employment and the denominator of which equals 365, shall become Vested Interests; subject in all circumstances to the maximum of the total number of Interests subject to the Award as of the date of such termination of Employment. Any Interests that remain Unvested Interests after giving effect to the above provisions of this Section 3(f) shall terminate immediately effective as of the termination of the Participant’s Employment.

(g) By the Participant other than due to Disability or Good Reason. Upon the Participant’s termination of Employment on account of a termination initiated by the Participant other than due to Disability or Good Reason, then any Interests that remain Unvested Interests shall terminate immediately effective as of the termination of the Participant’s Employment.

(h) Forfeiture. Notwithstanding anything herein to the contrary, if the Participant breaches any Restrictive Covenants applicable to the Participant (including, without limitation, the Restrictive Covenants set forth in Exhibit A hereto) following termination of the Participant’s Employment by the Participant other than due to Disability or Good Reason, in each case on or after the second anniversary of the Date of Grant, then any Interests which became Vested Interests during the twelve-month period immediately preceding the date of termination shall be automatically forfeited. Notwithstanding anything herein to the contrary, if the Participant breaches any Restrictive Covenants applicable to the Participant (including, without limitation, the Restrictive Covenants set forth in Exhibit A hereto) during the Severance Period (as defined below), then any Vested Interests then held by the Participant shall be automatically forfeited. For purposes of this Agreement “Severance Period” shall mean, in the event of termination of the Participant’s Employment in circumstances entitling the Participant to severance under an applicable plan or policy or an individual agreement, and under which plan, policy or individual agreement the Participant elects to and actually receives severance, the two-year period following the date of such termination.

4. Certain Covenants. The Participant hereby agrees and covenants to perform all of his obligations set forth in Exhibit A hereto (which is incorporated by reference hereby) and acknowledges that the Participant’s obligations set forth in Exhibit A constitute a material inducement for the Partnership’s grant of the Award to the Participant but, as to the Company’s remedy, subject only to the provisions set forth in subsection (f) of Exhibit A.

5. Restrictions, etc. The Participant’s rights hereunder and with respect to Vested Interests and Unvested Interests are subject to the restrictions and other provisions contained in the Investors Agreement and the LP Agreement.

6. No Right to Continued Employment. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on the Company to continue the Employment of the Participant and shall not lessen or affect the Company’s right to terminate the Employment of such Participant.

7. Notices. Any notice necessary under this Agreement shall be addressed to the Partnership in care of its Secretary at the principal executive office of the Partnership and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

8. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9. Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

10. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 10 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11. Tax Issues. THE ISSUANCE OF THE SUBJECT INTERESTS TO THE PARTICIPANT PURSUANT TO THIS AGREEMENT INVOLVES COMPLEX AND SUBSTANTIAL TAX CONSIDERATIONS, INCLUDING, WITHOUT LIMITATION, CONSIDERATION OF THE ADVISABILITY OF THE PARTICIPANT MAKING AN ELECTION UNDER SECTION 83(B) OF THE CODE. THE PARTICIPANT ACKNOWLEDGES THAT HE HAS CONSULTED HIS OWN TAX ADVISOR WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. THE COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER

TO THE PARTICIPANT REGARDING THE TAX CONSEQUENCES OF THE GRANT OF THE INTERESTS SUBJECT TO THIS AWARD OR THIS AGREEMENT. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE PARTICIPANT SHALL BE SOLELY RESPONSIBLE FOR ANY TAXES ON THE SUBJECT INTERESTS AND SHALL HOLD THE COMPANY, ITS OFFICERS, DIRECTORS AND EMPLOYEES HARMLESS FROM ANY LIABILITY ARISING FROM ANY TAXES INCURRED BY THE PARTICIPANT IN CONNECTION WITH THE INTERESTS SUBJECT TO THE AWARD AND THIS AGREEMENT.

12. Award Subject to Plan, Investors Agreement, LP Agreement and Registration Rights Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Investors Agreement and the LP Agreement. The Award is subject to the Plan, the Investors Agreement and the LP Agreement, each as may be amended from time to time, and the terms and provisions of the Plan, the Investors Agreement and the LP Agreement are hereby incorporated herein by reference. By entering into this Agreement, the Participant hereby authorizes John Torres as the Participant’s attorney-in-fact and delegates full power and authority to Mr. Torres to enter into the Investors Agreement, the LP Agreement and the Registration Rights Agreement on the Participant’s behalf.

13. Change in Control Severance Plan. In consideration of the grant of the Award and acknowledging that such agreement constitutes a material inducement for the grant of such Award, the Participant hereby agrees that as of the date hereof, with respect to the Freescale Semiconductor, Inc. Officer Change in Control Severance Plan (the “CIC Plan”), in no event will there be deemed to be a Good Reason with respect to the Participant under the CIC Plan solely by reason of (a) Freescale Semiconductor, Inc. becoming privately held in connection with the consummation of the transactions contemplated by the Merger Agreement (as defined in the Investors Agreement), (b) on account of a lateral change to the Participant’s duties that does not affect the Participant’s reporting relationships or (c) the Participant ceasing to serve as an executive of a publicly held corporation. The Participant further agrees that the last sentence of Section 7.4 of the CIC Plan shall be of no force and effect.

14. Waivers and Amendments. The respective rights and obligations of the Partnership and the Participant under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) by such respective party. This Agreement may be amended only with the written consent of a duly authorized representative of the Partnership and the Participant.

15. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

16. Section 409A. It is intended that the terms of this Agreement comply with section 409A of the Code. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Participant’s economic rights.

17. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Partnership and the Participant have executed this Agreement.

Freescale Holdings L.P.

By:	Freescale Holdings GP Ltd., its general partner

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

PARTICIPANT:

EXHIBIT A

Restrictive Covenants

(a)	Confidential Information. The Participant shall hold in a fiduciary capacity for the benefit of the Company and its Affiliates (collectively, the “Affiliated Group”), all secret or confidential information, knowledge or data relating to the Affiliated Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research or secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Participant obtains during the Participant’s Employment that is not public knowledge (other than as a result of the Participant’s violation of this Section (a)) (“Confidential Information”). The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s Employment, except with the prior written consent of the Company, or as otherwise required by law or legal process or as such disclosure or use may be required in the course of the Participant performing his duties and responsibilities with the Affiliated Group. Notwithstanding the foregoing provisions, if the Participant is required to disclose any such confidential or proprietary information pursuant to applicable law or a subpoena or court order, the Participant shall promptly notify the Company in writing of any such requirement so that the Company or the appropriate member of the Affiliated Group may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions hereof. The Participant shall reasonably cooperate with the Company or the appropriate member of the Affiliated Group to obtain such a protective order or other remedy. If such order or other remedy is not obtained prior to the time the Participant is required to make the disclosure, or the Company waives compliance with the provisions hereof, the Participant shall disclose only that portion of the confidential or proprietary information which he is advised by counsel in writing (either his or the Company’s) that he is legally required to so disclose. Upon his termination of Employment for any reason, the Participant shall promptly return to the Company all records, files, memoranda, correspondence, notebooks, notes, reports, customer lists, drawings, plans, documents, and other documents and the like relating to the business of the Affiliated Group or containing any trade secrets relating to the Affiliated Group or that the Participant uses, prepares or comes into contact with during the course of the Participant’s employment with the Affiliated Group, and all keys, credit cards and passes, and such materials shall remain the sole property of the Affiliated Group. The Participant agrees to execute any standard-form confidentiality agreements with the Company that the Company in the future generally enters into with its senior executives.

(b)

Work Product and Inventions. The Affiliated Group and/or its nominees or assigns shall own all right, title and interest in and to any and all inventions, ideas, trade secrets, technology, devices, discoveries, improvements, processes, developments, designs, know how, show-how, data, computer programs, algorithms, formulae, works of authorship, works modifications, trademarks, trade names, documentation, techniques, designs, methods, trade secrets, technical specifications, technical data, concepts, expressions, patents, patent rights, copyrights, moral rights, and all other intellectual property rights or other developments whatsoever (collectively, “Developments”), whether or not patentable, reduced to practice or registrable under patent, copyright, trademark or other intellectual property law anywhere in the world, made, authored, discovered, reduced to practice, conceived, created, developed or otherwise obtained by the Participant (alone or jointly with others) during the Participant’s Employment with the Affiliated Group, and arising from or relating to such employment or the business of the Affiliated Group (whether during business hours or otherwise, and whether on the premises of using the facilities or materials of the Affiliated Group or otherwise). The Participant shall promptly and fully disclose to the Affiliated Group and to no one else all Developments, and hereby assigns to the Affiliated Group without further compensation all right, title and interest the Participant has or may have in any Developments, and all patents, copyrights, or other intellectual property rights relating thereto, and agrees that the Participant has not acquired and shall not acquire any rights during the course of his employment with the Affiliated Group or thereafter with respect to any Developments.

(c)	Non-Recruitment of Affiliated Group Employees. The Participant shall not, at any time during the Nonsolicitation Restricted Period (as defined below), other than in the ordinary exercise of his duties, without the prior written consent of the Affiliated Group, directly or indirectly, solicit, recruit, or employ (whether as an employee, officer, agent, consultant or independent contractor) any person who is or was at any time during the previous 12 months, an employee, representative, officer or director of any member of the Affiliated Group. Further, during the Nonsolicitation Restricted Period, the Participant shall not take any action that could reasonably be expected to have the effect of directly encouraging or inducing any person to cease their relationship with any member of the Affiliated Group for any reason. A general employment advertisement by an entity of which the Participant is a part will not constitute solicitation or recruitment. The “Nonsolicitation Restricted Period” shall mean the period from the Date of Grant through the second anniversary of the Participant’s termination of Employment.

(d)

Non-Competition – Solicitation of Business. During the Noncompetition Restricted Period (as defined below), the Participant shall not, either directly or indirectly, compete with the business of the Affiliated Group by (i) becoming an officer, agent, employee, partner or director of any other corporation, partnership or other entity, or otherwise render services to or assist or hold an interest (except as a less than 3-percent shareholder of a publicly traded corporation or as a less than 5-percent shareholder of a corporation that is not publicly traded) in any Competitive Business (as defined below), or (ii) soliciting, servicing, or accepting the business of (A) any active customer of any member of the Affiliated Group, or

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(B) any person or entity who is or was at any time during the previous twelve months a customer of any member of the Affiliated Group, provided that such business is competitive with any significant business of any member of the Affiliated Group. “Competitive Business” shall mean any person or entity (including any joint venture, partnership, firm, corporation, or limited liability company) that conducts a business that is competitive with any significant business of the Affiliated Group as of the date of termination (or any significant business that is being actively pursued as of the date of termination by the Affiliated Group). The “Noncompetition Restricted Period” shall mean the period from the Date of Grant through the second anniversary of the date of termination of the Participant’s Employment.

(e)	Assistance. The Participant agrees that during and after his employment by the Affiliated Group, upon request by the Company, the Participant will assist the Affiliated Group in the defense of any claims, or potential claims that may be made or threatened to be made against any member of the Affiliated Group in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Proceeding”), and will assist the Affiliated Group in the prosecution of any claims that may be made by any member of the Affiliated Group in any Proceeding, to the extent that such claims may relate to the Participant’s Employment or the period of the Participant’s Employment by the Affiliated Group. The Participant agrees, unless precluded by law, to promptly inform the Company if the Participant is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Participant also agrees, unless precluded by law, to promptly inform the Company if the Participant is asked to assist in any investigation (whether governmental or otherwise) of any member of the Affiliated Group (or their actions), regardless of whether a lawsuit has then been filed against any member of the Affiliated Group with respect to such investigation. The Company agrees to reimburse the Participant for all of the Participant’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys’ fees and shall pay a reasonable per diem fee for the Participant’s service. In addition, the Participant agrees to provide such services as are reasonably requested by the Company to assist any successor to the Participant in the transition of duties and responsibilities to such successor. Any services or assistance contemplated in this Section (e) shall be at mutually agreed to and convenient times.

(f)

Remedies. The Participant acknowledges and agrees that the terms of this Exhibit A: (i) are reasonable in geographic and temporal scope, (ii) are necessary to protect legitimate proprietary and business interests of the Affiliated Group in, inter alia, near permanent customer relationships and confidential information. The Participant further acknowledges and agrees that the Participant’s breach of the provisions of this Exhibit A will cause the Affiliated Group irreparable harm, which cannot be adequately compensated by money damages. The Participant consents and agrees that the forfeiture provisions contained in the Plan, the Agreement and the Investors Agreement, are reasonable remedies in the event the

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Participant commits any such breach and such forfeiture and call option shall be the Affiliated Group’s sole remedy with respect to such breach. If any of the provisions of this Exhibit A are determined to be wholly or partially unenforceable, the Participant hereby agrees that Exhibit A or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the provisions of this Exhibit A are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Affiliated Group’s right to enforce any such covenant in any other jurisdiction.

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Exhibit B – Interest Plan

(Distributed Separately)